    EXHIBIT 99.1
Press Release
Oil States Announces Retirement of Cindy Taylor and
Appointment of Lloyd Hajdik as CEO Effective May 1, 2026
HOUSTON, March 23, 2026 – Oil States International, Inc. (NYSE: OIS) announced today that Cindy Taylor, Oil States’ President and Chief Executive Officer, has informed the Board of Directors of her plans to retire, and Lloyd Hajdik, Oil States’ current Executive Vice President, Chief Financial Officer and Treasurer, will succeed her and serve as President and Chief Executive Officer, effective May 1, 2026. Mr. Hajdik will also join the Board effective with his appointment as President and CEO. Mrs. Taylor has agreed to stay on through October 31, 2026 in a consulting role. This plan reflects the Board’s ongoing commitment to long-term succession planning and leadership continuity.
“On behalf of the Board, I want to thank Cindy for her leadership and lasting impact on Oil States,” said Robert L. Potter, Oil States’ Chairman of the Board. “With more than twenty-five years of service to Oil States and nineteen years as CEO, Cindy has guided Oil States through many industry cycles. Her leadership has shaped a culture of integrity, innovation, and excellence that will continue to shape Oil States’ future.”
Mr. Potter continued, “The Board is confident that Lloyd is well-prepared to assume the role of CEO. He is a proven leader with a strong track record of accomplishments. Lloyd has helped shape Oil States’ strategy, focusing on enhancing stockholder returns. Lloyd’s knowledge of the business and trusted leadership will ensure a seamless transition.”
“It has been an immense privilege to serve Oil States as CEO,” said Mrs. Taylor. “I am deeply grateful to all Oil States employees and the Board for their enduring support and contributions. I am also grateful to have spent the past twelve years working with Lloyd. He is an outstanding leader who knows our business, our people, and our customers well. I leave Oil States in a good place, with a clean balance sheet, little to no debt, record backlog, strong technology and a highly focused leadership team.”
Lloyd Hajdik added, “I am honored to succeed Cindy and grateful for the confidence the Board has placed in me. Without Cindy’s leadership, Oil States would not be the resilient and innovative company it is today. On behalf of the entire organization, I’d like to thank Cindy for her strong leadership, and for fostering a culture of integrity and excellence. I look forward to building on that legacy and working with our talented team to drive continued success. Oil States will continue delivering the critical technologies that enable safe, efficient, and reliable energy production worldwide, while strengthening our operations to drive long-term stockholder value.”
Mr. Hajdik joined the Company in December 2013. He has served as Oil States’ Executive Vice President, Chief Financial Officer and Treasurer since May 2016 and as Oil States’ Senior Vice President, Chief Financial Officer and Treasurer from December 2013 to May 2016. Prior to joining the Company, he served as the Chief Financial Officer of GR Energy Services, LLC, a privately-held oilfield services entity, from September to November 2013. From December 2003 to April 2013, Mr. Hajdik served in various financial management roles with Helix Energy Solutions Group, Inc. (“Helix”), most recently as Senior Vice President – Finance and Chief Accounting Officer. Prior to joining Helix, Mr. Hajdik served in a variety of accounting and finance related roles of increasing responsibility with Houston-based companies, including NL Industries, Inc., Compaq Computer Corporation (now Hewlett Packard), Halliburton, Cliffs Drilling Company and Shell Oil Company. Mr. Hajdik was with Ernst & Young LLP in the audit practice from 1989 to 1995. Mr. Hajdik is an Advisory Board Member for the Energy Workforce & Technology Council, a Certified Public Accountant and a member of Financial Executives International.
Further, Oil States will appoint Matthew E. Autenrieth as Executive Vice President, Chief Financial Officer and Treasurer to take effect upon Mr. Hajdik’s appointment as CEO on May 1, 2026. Mr. Autenrieth joined the Company in December 2007, and has served the Company in various financial leadership roles, most recently as Vice President of Finance and Assistant Treasurer. Mr. Autenrieth is responsible for the Company’s treasury administration, corporate development, risk management, and financial planning and analysis functions as a trusted advisor to the executive management team. In this capacity and throughout his tenure with the Company, Mr. Autenrieth has held positions of increasing levels of responsibility. He has played a critical role in management of the Company’s lender relationships, credit facilities and other debt financing initiatives, evaluation and execution of numerous strategic acquisitions and divestitures, development of long-term strategic forecasting and financial modeling initiatives and management of the Company’s business risk insurance portfolio. Mr. Autenrieth holds an M.B.A. and a B.B.A. in Finance from Houston Christian University.
Mr. Autenrieth will assume responsibility for all financial functions and will report directly to the CEO, and serve as a member of the executive leadership team.

About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, military and industrial sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange and NYSE Texas under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations (together with OPEC, “OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, including as a result of natural disasters, industrial accidents, additional trade restrictions or the adoption of or increase in tariffs, or the threat thereof, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582